              HEALTHCARE IMAGING SERVICES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET


                                                               October 31,
                                                                  1998
                                                                  ----
ASSETS                                                         (UNAUDITED)

Current assets:
  Cash and cash equivalents                                    $ 1,316,091
  Accounts receivable - net                                     13,723,418
  Prepaid expenses and other                                       167,111
  Loans receivable                                               2,516,667
                                                               -----------
        Total current assets                                    17,723,287
                                                               -----------
Property, plant and equipment - net                              9,943,340
                                                               -----------
Other assets:
  Advances to licensee                                             195,023
  Goodwill - net                                                12,971,182
  Due from officer                                                 264,125
  Other assets                                                   1,249,056
                                                               -----------
        Total other assets                                      14,679,386
                                                               -----------
Total assets                                                   $42,346,013
                                                               ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under revolving line of credit                    $ 2,856,951
  Accounts payable and accrued expenses                          1,884,626
  Current portion of long-term debt and capital lease
    obligations                                                 15,644,931
  Income taxes payable                                              21,322
                                                               -----------
        Total current liabilities                               20,407,830
                                                               -----------
Noncurrent liabilities:
  Long-term debt and capital lease obligations                   3,569,376
  Reserve for restructuring costs                                  277,253
                                                               -----------
        Total noncurrent liabilities                             3,846,629
                                                               -----------
Minority interest                                                  896,288
                                                               -----------
Stockholders' equity:
  Preferred stock - Series C                                         1,150
  Preferred stock - Series D                                            87
  Common stock                                                     112,765
  Additional paid-in capital                                    22,961,311
  Accumulated deficit                                           (5,880,047)
                                                               -----------
        Total stockholders' equity                              17,195,266
                                                               -----------
Total liabilities and stockholders' equity                     $42,346,013
                                                               ===========

              HEALTHCARE IMAGING SERVICES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME


                                            Month                Ten Months
                                            Ended                   Ended
                                       October 31, 1998        October 31, 1998
                                       ----------------        ----------------
                                         (UNAUDITED)             (UNAUDITED)

Revenues:                                $2,305,401              $12,065,602
                                         ----------              -----------
Operating Expenses:
  Salaries                                  659,176                3,279,206
  Other operating expenses                  440,112                2,595,328
  Films and supplies                         70,532                  471,418
  Equipment maintenance and repairs          77,411                  491,224
  Consulting and marketing fees              32,085                  545,446
  Professional fees                          51,911                  422,885
  Depreciation and amortization             257,100                1,519,999
  Interest                                  290,275                  845,052
  Gain on sale of equipment                      --                 (151,767)
                                         ----------              -----------
                                          1,878,602               10,018,791
                                         ----------              -----------

Income before minority interests
  in joint ventures and income taxes        426,799                2,046,811

Minority interests in joint ventures        (55,900)                (435,850)
                                         ----------              -----------
Income before income taxes                  370,899                1,610,961

Income tax provision                          4,336                   36,836
                                         ----------              -----------

Net income                                  366,563                1,574,125

Preferred dividends                          61,022                   61,022
                                         ----------              -----------

Net income available to common
  shareholders                           $  305,541              $ 1,513,103
                                         ==========              ===========